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                             SHARE CONTROL AGREEMENT


     THIS SHARE CONTROL AGREEMENT ("Agreement") is made and entered into this 7th day of December, 1995, by and among Talbert Medical Group, Ltd., a Nevada professional corporation (the "Corporation"), [Shareholder] an individual residing in the State of __________ (the "Shareholder"), and Talbert Medical Management Corporation ("TMMC"), ____________ Delaware corporation.

                                    RECITALS

     A. For good and valuable consideration, the Shareholder is willing to vote his or her shares of the Corporation's capital stock in accordance with the terms of this Agreement. Such voting obligations shall not apply in those cases, if any, where an issue is presented to the Shareholder of the Corporation that applicable law or ethical provisions mandate be determined by an individual who is duly licensed under applicable state law. In those cases, the Shareholder may vote his or her shares in any manner that he or she deems appropriate, and no approval by TMMC shall be necessary. The parties do not intend that the Shareholder receive any economic benefit (whether dividends, distributions or otherwise) from his or her respective shareholdings.

     B. The Corporation, the Shareholder and TMMC desire that (i) the Shareholder shall elect only persons approved by TMMC as directors of the Corporation; (ii) the Shareholder shall approve or authorize any merger, consolidation or other reorganization of the Corporation, any sale of the Corporation's assets, any dissolution of the Corporation, or any sale of the Corporation's capital stock only with the prior written consent of TMMC; and
(iii) the Shareholder shall give a right of purchase to a person designated by TMMC to purchase any or all shares of the Corporation's capital stock owned by the Shareholder if (A) the Shareholder ceases, as provided herein, to serve as Chief of Staff of the Corporation, or (B) if the Shareholder desires to sell, transfer, or otherwise convey any or all such shares.

     IN CONSIDERATION of the mutual rights and obligations of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Shareholder, and the undersigned Shareholder being and remaining holder of the Corporation's capital stock, the parties hereto agree as follows:

     1. OBLIGATIONS CONCERNING THE VOTING OF SHARES. The Shareholder agrees to vote each share of the Corporation's capital stock now or hereafter owned by the Shareholder on any matter submitted for a vote to the Shareholder of such stock, only as approved in advance and in writing by TMMC, including, but not limited to, the matters provided for in this paragraph 1.

          (a) The Shareholder shall not, without the prior written consent of TMMC, vote his or her shares in such a manner that the Corporation may
     (i) lease, sell, exchange, transfer or otherwise dispose of all or substantially all of the Corporation's assets, (ii) be merged, consolidated or otherwise reorganized with or into any other corporation or trade or business, (iii) issue any shares of any class of the Corporation's capital stock (whether from treasury or from authorized but unissued shares),
     (iv) amend or otherwise modify its


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     articles of incorporation, bylaws or code of regulations, if applicable,
     (v) dissolve, (vi) amend or terminate the Management Services Agreement between TMMC and the Corporation, dated as of January 1, 1996, or
     (vii) enter into any agreement with any person to do any of the foregoing.

          (b) The Shareholder shall not elect any person to the Board of Directors of the Corporation without the prior approval of such person by TMMC.

          (c) Upon the prior written request of TMMC, the Shareholder shall call a special meeting or authorize an action without a meeting for the purpose of voting on such matters.

          (d) Notwithstanding the foregoing, in the event that an issue is presented to the Shareholder that applicable law or ethical provisions mandate be determined by an individual who is duly licensed as a physician under applicable state law, the Shareholder may vote his or her shares with respect to such issue in any manner that he or she deems appropriate, and no approval by TMMC shall be necessary.

     2. OBLIGATIONS CONCERNING THE PROVISION OF PROFESSIONAL SERVICES. The Shareholder shall ensure that the Corporation renders professional services to patients of the Corporation only through officers, employees and agents who are themselves duly licensed or otherwise legally authorized to render professional services within the State of ________.

     3. PURCHASE OF SHARES ON TERMINATION OF EMPLOYMENT. In the event that the Shareholder is removed, or ceases to act, as Chief of Staff of the Corporation for any reason, including, without limitation, termination, disability, death, discharge or resignation, the Shareholder or the legal successors of the Shareholder shall transfer the shares held by the Shareholder to a person or persons designated by TMMC, which person or persons must be duly licensed physicians in the State of ________; PROVIDED, HOWEVER, that at all times, one of the transferees must be the Chief of Staff of the Corporation.
The closing of the purchase and sale shall take place not later than ninety (90) days after the date of termination or appointment. The price of each such share shall be $1.00. All certificates evidencing the shares being purchased and sold shall be delivered in transferable form against payment of the purchase price thereof evidenced by a check drawn on the designee of TMMC and payable in United States dollars to the order of the Shareholder, or in the case of death, his or her legal representative(s).

     4. RIGHT OF FIRST PURCHASE. The Shareholder shall not transfer, encumber, or otherwise dispose of (by sale, pledge, gift, devise, or other disposition) any shares of the Corporation's capital stock now or hereafter held of record or beneficially owned by him or her unless the Shareholder shall have complied with the following procedure:

          (a) The Shareholder shall give TMMC written notice of his or her intent to dispose of such shares, and such notice shall be deemed to be an offer to sell such shares to a designee of TMMC subject to acceptance and pursuant to the price and terms provided in this paragraph 4. Any such designee of TMMC must be a duly licensed physician in the State of ______.


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          (b)  Any offer made pursuant to this paragraph 4 may be accepted by a designee of TMMC by giving written notice of such acceptance to the Shareholder not later than the ninetieth (90th) calendar day after the offer was given. The designee of TMMC may accept the offer only as to all of the shares offered.

          (c) The price of each share offered and purchased pursuant to this paragraph 4 shall be $1.00.

          (d) The closing of the shares offered and purchased pursuant to this paragraph 4 shall take place not later than fifteen (15) days after the date for timely acceptance of the offer to sell. A certificate in transferable form for the number of shares offered and purchased shall be delivered against payment of the purchase price thereof.

     5. LEGEND. The Shareholder shall deliver to the Corporation all certificates heretofore issued representing shares of the Corporation's capital stock held of record or beneficially owned by the Shareholder, and each certificate hereafter issued representing any share of the Corporation's capital stock shall, have affixed to the back of the certificate a legend substantially as follows:

     The rights of any holder of any share evidenced by this certificate, including the right to dispose of the securities represented by this certificate or any interest therein, are subject to and restricted by a certain Agreement, dated December 7, 1995, among the issuer, the holder, and Talbert Medical Management Corporation. The issuer will mail without charge to any holder of these shares a copy of such agreement within five (5) days of receipt by the issuer of a written request therefor.

     6. TERM, AMENDMENT, TERMINATION. The term of this Agreement shall be into perpetuity. This Agreement may be amended or terminated at any time but only with the written consent of each of the parties hereto.

     7. NOTICES. Any and all notices, offers, acceptances, and other communications required to be given hereunder shall be given by and be deemed given when deposited in United States registered or certified mail addressed, in the case of the Corporation or TMMC, to its principal office, and in the case of the Shareholder, to the address last appearing on the books of the Corporation.

     8. COUNTERPARTS. This Agreement may be executed in any number of counterparts. Any party may execute the Agreement by executing any such counterpart and all of such executed counterparts shall be taken together to constitute a single instrument.

     9. SPECIFIC PERFORMANCE. If the Shareholder or the person so required under this Agreement fails to give notice or to vote his or her shares in accordance herewith, and if the failure continues for five (5) days after notice by the Corporation or TMMC to the party in default, any of the parties to the Agreement may institute and maintain a proceeding to compel the specific performance of this Agreement by the party in default.


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     10.  RECOGNITION.  The Corporation shall not recognize any share transfer or other action not in compliance with the terms of this Agreement.

     11. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the legal representatives, successors in interest and assigns, respectively, of each such party.

     12. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the law of the State of ________.

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first written above.

                              TALBERT MEDICAL GROUP, LTD.


                              By:
                                 ----------------------------------------------
                              Name:
                                    -------------------------------------------
                              Title:
                                    -------------------------------------------



                              TALBERT MEDICAL MANAGEMENT CORPORATION


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


                              --------------------------------------------------
                              [Shareholder]


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